Exhibit 16.1

Deloitte & Touche LLP 1111 Bagby Street Suite 4500 Houston, TX 77002-2591 USA

Tel: +1 713 982 2000
Fax: +1 713 982 2001
www.deloitte.com

April 4, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Midstates Petroleum Corporation’s Form 8-K dated April 4, 2016, and have the following comments:

1.   We agree with the statements made in the first, second, third and fourth paragraphs.

2.   We have no basis on which to agree or disagree with the statements made in the fifth and sixth paragraphs.

Yours truly,

Member of
Deloitte Touche Tohmatsu Limited